EXHIBIT 5.1
KIRKLAND & ELLIS LLP
And Affiliated Partnerships
Citigroup Center
153 East 53rd Street
New York, New York 10022-4611

(212) 446-4800	Facsimile: (212) 446-4900
March 14, 2007
Alpharma Inc.
One Executive Drive
Fort Lee, NJ 07024
Ladies and Gentlemen:
     We are acting as special counsel to Alpharma Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of the following securities: (i) senior or subordinated debt securities in one or more series (the “Debt Securities”), to be issued under the Indenture (the “Indenture”) proposed to be entered into between the Company and an applicable trustee; (ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), in one or more series; (iii) shares of the Company’s Class A Common Stock, $0.20 par value per share (“Class A Common Stock”); and (iv) such indeterminate amount of Debt Securities and number of shares of Class A Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock, including such shares of Class A Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering, each pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission on or about the date hereof under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). The Debt Securities, the Preferred Stock and the Class A Common Stock offered are collectively referred to herein as the “Offered Securities.”
     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”); (ii) the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”); (iii) the Registration Statement ; (iv) the form of the Indenture, filed as an exhibit to the Registration Statement; (v) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Offered Securities and drafts of certain resolutions to be adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities and related matters (the “Resolutions”); and (vi) a specimen certificate evidencing the Class A Common Stock.
     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:
     (1) Debt Securities. The form of Indenture relating to the Debt Securities, when duly executed and delivered by each party thereto, would constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). When (i) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated; (ii) the terms of the Debt Securities to be issued under the Indenture and its issuance and sale have been duly established by all necessary corporate action in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iii) an appropriate prospectus supplement or term sheet with respect to the shares of the Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) if the Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Debt Securities have been duly authorized, executed and authenticated in accordance with the Indenture; and (vi) the Debt Securities have been issued and sold as contemplated in the Registration Statement, then the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies and the exercise of judicial discretion in accordance with general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (2) Preferred Stock. With respect to the shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated; (ii) the terms of the Offered Preferred Stock to be issued and its issuance and sale have been duly established by all necessary corporate action so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Board of Directors, have taken all necessary corporate action, including the adoption of a Certificate of Designations to the Certificate of Incorporation for the Offered Preferred Stock (the “Certificate of Designation”) in accordance with the applicable provisions of the Delaware General Corporation Law (“DGCL”) and the filing of the

Certificate of Designation with the Secretary of State of the State of Delaware has duly occurred; (vi) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designation relating to the Offered Preferred Stock, and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) certificates in the form required under the DGCL representing the shares of the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $1.00 per share of Preferred Stock.
     (3) Class A Common Stock. With respect to the shares of Class A Common Stock (the “Offered Class A Common Stock”), when (i) the Registration Statement has become effective under the Act, provided that such effectiveness shall not have been terminated; (ii) the issuance and sale of the Offered Class A Common Stock(including upon conversion or exchange or exercise of any Debt Securities or Preferred Stock) have been duly established by all necessary corporate action so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) an appropriate prospectus supplement or term sheet with respect to the shares of the Offered Class A Common Stock (or such convertible, exchangeable or exercisable Debt Securities or Preferred Stock) has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder; (iv) if the Offered Class A Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the shares of the Offered Class A Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the Offered Class A Common Stock and of their issuance and sale have been duly established in conformity with the Certificate of Incorporation and the Bylaws of the Company so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates in the form required under the DGCL representing the shares of the Offered Class A Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the shares of the Class A Common Stock (including any Class A Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.20 per share of Class A Common Stock.

     Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the DGCL and the laws of the State of New York.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Validity of the Securities” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Primary Shares and the sale of the Secondary Shares.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the DGCL or New York law be changed by legislative action, judicial decision or otherwise.
     This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

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